Exhibit 99.1

SOUTHERN UNION COMPANY SECOND AMENDED AND RESTATED
2003 STOCK AND INCENTIVE PLAN
LONG TERM INCENTIVE AWARD AGREEMENT

This Long Term Incentive Award Agreement (this “Agreement”) is made as of December 28, 2006 between Southern Union Company (the “Corporation”) and the undersigned (the “Holder”). The Compensation Committee of the Board of Directors of the Corporation has authorized the following award of Other Equity-Based Rights and Non-Linked Stock Appreciation Rights to the Holder under and as defined in the Corporation’s Second Amended and Restated 2003 Stock and Incentive Plan (the “Plan”), subject to the terms and provisions of the Plan and the additional conditions set forth below. Terms used in this Agreement that are defined in the Plan have the meanings assigned to them in the Plan.

1.	The Holder accepts all provisions of the Plan, a copy of which has been delivered to the Holder.

2.
The Corporation has granted the Holder, subject to the conditions of the Plan, an Award of Other Equity-Based Rights equal to the value of xxxx shares of stock (the “Cash Restricted Units”). The Cash Restricted Units shall vest in the Holder in installments, as set forth in the vesting schedule below:

December 27, 2007   xxx Cash Restricted Units
December 27, 2008   xxx Cash Restricted Units
December 27, 2009   xxx Cash Restricted Units

Upon vesting, the Holder shall be entitled to a cash payment in respect of each Cash Restricted Unit equal to the closing price of the Stock of the Corporation as of such date.

3.
In addition to the restrictions set forth in Article XIII of the Plan, to the extent not vested, the Cash Restricted Units will be forfeited immediately if the Committee determines that the Holder has engaged in any conduct or act injurious, detrimental or prejudicial to any interest of the Corporation.

4.
Prior to the date the Cash Restricted Units have vested pursuant to Paragraph 2, the Cash Restricted Units are not transferable by the Holder, in whole or in part, without the Committee’s prior written approval.

5.
The Corporation grants to the Holder, subject to the conditions of the Plan, Non-Linked Stock Appreciation Rights in respect of xxxx shares of Stock of the Corporation at a SAR Exercise Price of $xx.xx per share (the “Stock SARs”). The Stock SARs shall vest in the Holder in installments, as set forth in the vesting schedule below:

December 27, 2007   xxx Stock SARs
December 27, 2008   xxx Stock SARs
December 27, 2009   xxx Stock SARs

Upon exercise, the Holder shall be entitled to receive shares of Stock of the Corporation in respect of each Stock SAR equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the SAR Exercise Price.

6.	No Stock SARs covered by this Agreement may be exercised later than December 27, 2016.

7.	The Stock SARs covered by this Agreement may be exercised nonsequentially in respect of any other Stock SARs granted under the Plan, whether now in the Holder’s possession or hereafter acquired.

8.	The Cash Restricted Unit Award and the Stock SARs are granted expressly subject to the Change of Control provisions of Article XII of the Plan.

9.
Neither this Agreement nor the Cash Restricted Unit Award or Stock SARs granted hereby shall impose any obligation on the part of the Corporation, its divisions or any Subsidiary to continue the employment of the Holder or impose any obligation on the Holder to remain in the employ of the Corporation or any Subsidiary. The Corporation and its Subsidiaries reserve the right to terminate the employment of the Holder at any time and for any reason (including no reason).

The undersigned parties have executed this Agreement as of the day and year first above written.

SOUTHERN UNION COMPANY

By:__________________________
Gary P. Smith
Senior Vice President, Human
Resources and Administration

By my signature below I acknowledge receipt of this Award, which has been issued to me under the terms of the Plan. I further acknowledge receipt of a copy of the Plan and agree to conform to all of the terms and conditions of this Agreement and the Plan.

_____________________________
Name: